UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	. Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Shareholders on April 26, 2011.  The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

(1)	Election of twelve (12) directors for terms expiring at the 2012 annual meeting of shareowners

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Jan Bennink	271,194,452	2,625,437	17,954,781
John F. Brock	266,127,337	7,692,552	17,954,781
Calvin Darden	271,161,505	2,658,384	17,954,781
L. Phillip Humann	262,854,947	10,964,942	17,954,781
Orrin H. Ingram II	266,313,659	7,506,230	17,954,781
Donna A. James	269,216,461	4,603,428	17,954,781
Thomas H. Johnson	263,092,816	10,727,073	17,954,781
Suzanne B. Labarge	271,192,138	2,627,751	17,954,781
Véronique Morali	265,666,482	8,153,407	17,954,781
Garry Watts	271,197,530	2,622,359	17,954,781
Curtis R. Welling	266,346,886	7,473,003	17,954,781
Phoebe A. Wood	271,145,913	2,673,976	17,954,781

(2)	Non-binding advisory vote on the Company’s executive compensation program

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
258,022,774	15,494,780	302,335	17,954,781

(3)	Non-binding advisory vote on the frequency of executive compensation program advisory votes.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
243,581,629	1,517,539	28,199,986	520,735

In light of these results, the Company’s board of directors has adopted a policy to hold an advisory vote on executive compensation every one year.

(4)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountant firm for the fiscal year 2011.

FOR	AGAINST	ABSTAIN
287,107,960	4,622,307	44,403
(5)	Shareowner proposal to request shareowner approval of certain severance agreements.
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
102,251,621	169,305,471	2,262,797	17,954,781

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: April 27, 2011	By:	/s/ William T. Plybon
	Name:	William T. Plybon
	Title:	Vice President, Corporate Secretary and Deputy General Counsel

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